SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION


           Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No. __)

Filed by the Registrant                         [X]
Filed by a Party other than the Registrant      [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by
      Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                             DRS TECHNOLOGIES, INC.
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                (Name of Registrant as Specified In Its Charter)


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    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.


    1) Title of each class of securities to which transaction applies:
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    2) Aggregate number of securities to which transaction applies:
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    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
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    5) Total fee paid:
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[ ] Fee paid previously with preliminary materials:
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[ ] Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     1) Amount previously paid:
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

[DRS LOGO]

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD AUGUST 5, 1999


To the Stockholders of
DRS TECHNOLOGIES, INC.:

      NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Meeting") of DRS Technologies, Inc., a Delaware corporation (the "Company"), will be held at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, 919 Third Avenue, New York, New York at 10:00 A.M., local time, on Thursday, August 5, 1999, for the following purposes:

           (1) To elect three Class I directors, each to hold office for a term of three years;

           (2) To consider and vote upon a proposal to ratify and approve the designation of KPMG LLP as the independent certified public accountants for the Company; and

           (3) To transact such other business as may properly come before the Meeting or any adjournment thereof.

      Only stockholders of record at the close of business on June 28, 1999 are entitled to notice of and to vote at the Meeting and any adjournment thereof.



                                    By Order of the Board of Directors,
                                    DRS Technologies, Inc.

                                    /s/ NINA LASERSON DUNN
                                    -----------------------------------
                                    Nina Laserson Dunn
                                    Secretary




                             YOUR VOTE IS IMPORTANT

ON BEHALF OF THE BOARD OF DIRECTORS, WE URGE YOU TO SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD(S) AS SOON AS POSSIBLE, EVEN IF YOU ARE CURRENTLY PLANNING TO ATTEND THE MEETING. THIS WILL NOT PREVENT YOU FROM VOTING IN PERSON, BUT WILL ASSURE THAT YOUR VOTE IS COUNTED IF YOU ARE UNABLE TO ATTEND THE MEETING.

DRS LOGO



--------------------------------------------------------------------------------


                                PROXY STATEMENT
                                      for
                         ANNUAL MEETING OF STOCKHOLDERS
                                 AUGUST 5, 1999


      This proxy statement and the accompanying proxy are to be mailed to holders of Common Stock, $.01 par value (the "Common Stock"), of DRS Technologies, Inc. (the "Company"), commencing on or about July 6, 1999 in connection with the solicitation of proxies by the Board of Directors (the "Board") for the 1999 Annual Meeting of Stockholders (the "Meeting") of the Company to be held Thursday, August 5, 1999, at 10:00 A.M., local time, at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, 919 Third Avenue, New York, New York.

      The Board has fixed the close of business on June 28, 1999 as the record date for determining the stockholders of the Company entitled to vote at the Meeting. As of June 21, 1999, the Company had outstanding 9,231,669 shares of Common Stock (exclusive of 385,164 shares held in the treasury, which will not be voted at the Meeting).


VOTING AND REVOCATION OF PROXIES

      If a proxy card is returned by a stockholder properly signed and is not revoked, the shares of Common Stock represented thereby will be voted by the persons named on the proxy card, or their substitutes, in accordance with the stockholder's directions. Stockholders are urged to grant or withhold authority to vote for the nominees for election as directors and to specify their choice between approval or disapproval of, or abstention with respect to, any other matter by marking the appropriate boxes on the proxy card. If a proxy card is signed and returned without instructions marked on it, it will be voted for the nominees named on the card and as recommended by the Board of Directors with respect to other matters.

      The execution of a proxy does not affect the right of a stockholder to attend the Meeting and vote in person. A stockholder giving a proxy may revoke it at any time before it is voted by giving written notice of its revocation to the Secretary of the Company at the Company's offices, 5 Sylvan Way, Parsippany, New Jersey 07054, by executing and delivering to the Company another proxy dated after the proxy to be revoked or by attending the Meeting and voting in person.


VOTING RIGHTS

      The holders of Common Stock are entitled to one vote for each share held on the record date to elect directors and one vote per share on all matters for which a vote of stockholders is required by Delaware law. The presence at the Meeting, in person or by proxy, of a majority of the shares of the Common Stock shall constitute a quorum for the election of directors and for the transaction of other business at the Meeting.


                             ELECTION OF DIRECTORS

      The Board is divided into three classes: Class I directors, Class II directors and Class III directors. The members of one of the three classes of directors are elected each year. Such directors hold office for three-year terms and until their successors are elected and qualified.

      If a quorum of stockholders is present in person or by proxy at the Meeting, the holders of Common Stock will elect three Class I directors by a plurality of the votes cast by such holders. The Class II directors, Messrs. Mark N. Kaplan and Ira Albom, will continue to serve until the expiration of their terms in 2000. The Class III directors,

Messrs. Stuart F. Platt, William F. Heitmann, Eric J. Rosen and C. Shelton James, will continue to serve until the expiration of their terms in 2001.

      Set forth below is certain information concerning the persons nominated by the Board of Directors for election at the Meeting, as well as the directors whose terms of office will continue after the Meeting, including their ages, any positions held with the Company and its subsidiaries, and their business experience. If any of the nominees listed below are unavailable to stand for election, an event which is not anticipated, the proxies named on the relevant proxy card may vote for a substitute nominee(s) chosen by the Board of Directors.


NOMINEES FOR ELECTION AS CLASS I DIRECTORS

      Unless instructed otherwise, the proxies named on the enclosed proxy card intend to vote the shares of Common Stock that they represent to elect the following persons as Class I directors for three-year terms of office expiring at the 2002 Annual Meeting of Stockholders of the Company:


      MARK S. NEWMAN--
      Chairman of the Board, President and Chief Executive Officer of the
      Company

            Mark S. Newman, age 49, became a director of the Company in 1988. Mr. Newman, who has been employed by the Company since 1973, was named Vice President-Finance, Chief Financial Officer and Treasurer in 1980 and Executive Vice President in 1987. In May 1994, Mr. Newman became the President and Chief Executive Officer of the Company and, in August 1995, he became Chairman of the Board.


      DONALD C. FRASER--
      Professor, Boston University

            The Honorable Dr. Donald C. Fraser, age 58, became a director of the Company in 1993. He currently serves as Director of the Boston University Photonics Center and as Professor of Engineering and Physics at such university. From 1991 to 1993, Dr. Fraser was the Principal Deputy Under Secretary of Defense, Acquisition, with primary responsibility for managing the Department of Defense acquisition process, including setting policy and executing programs. He also served as Deputy Director of Operational Test and Evaluation for Command, Control, Communication and Intelligence from 1990 to 1991, a position which included top level management and oversight of the operational test and evaluation of all major Department of Defense communication, command and control, intelligence, electronic warfare, space and information management system programs. From 1981 to 1988, Dr. Fraser was employed as Vice President, Technical Operations at Charles Stark Draper Laboratory and, from 1988 to 1990, as its Executive Vice President.


      STEVEN S. HONIGMAN--
      Partner, Thelen Reid & Priest LLP

            The Honorable Steven S. Honigman, age 51, became a director of the Company in 1998. Mr. Honigman is a partner of the law firm of Thelen Reid & Priest LLP. Previously, Mr. Honigman served as General Counsel to the Department of the Navy for five years. As chief legal officer of the Department of the Navy and the principal legal advisor to the Secretary of the Navy, Mr. Honigman was recognized as a leader in acquisition reform, procurement related litigation and the accomplishment of national security objectives in the context of environmental law compliance. He also exercised Secretariat oversight of the Naval Criminal Investigative Service and served as the Department's Designated Agency Ethics Officer and Contractor Suspension and Debarment Official. For his service, Mr. Honigman received the Department of the Navy Distinguished Public Service Award. Prior to that, he was a partner of the law firm of Miller, Singer, Raives & Brandes.


      CLASS II DIRECTORS CONTINUING IN OFFICE FOR TERMS EXPIRING AT THE 2000 ANNUAL MEETING OF STOCKHOLDERS OF THE COMPANY


      MARK N. KAPLAN--
      Of Counsel, Skadden, Arps, Slate, Meagher & Flom LLP

            Mark N. Kaplan, age 69, became a director of the Company in 1986. Mr. Kaplan was a member of the law firm of Skadden, Arps, Slate, Meagher & Flom LLP from 1979 to 1998 and is now of counsel to the firm. Mr.

      Kaplan also serves as a director of American Biltrite Inc., Autobytel.com, Grey Advertising Inc., REFAC Technology Inc., Congoleum Corporation and Volt Information Sciences, Inc.


      IRA ALBOM--
      Senior Vice President, Teleflex, Inc.

            Ira Albom, age 70, became a director of the Company in February 1997. Mr. Albom has been employed since 1977 by Teleflex, Inc., a defense and aerospace company, and has been Senior Vice President at Teleflex since 1987. Mr. Albom has over forty years of operations and management experience in the defense and aerospace industry. Since 1987, he has been actively involved in leading diligence teams and negotiating terms of mergers and acquisitions, as well as negotiating major contracts for Teleflex's Defense/Aerospace Group. Mr. Albom also serves as a director of Klune Industries, Inc.


      CLASS III DIRECTORS CONTINUING IN OFFICE FOR TERMS EXPIRING AT THE 2001 ANNUAL MEETING OF STOCKHOLDERS OF THE COMPANY


      STUART F. PLATT--
      President and Chief Executive Officer, Western Marine Electronics Company

            RADM Stuart F. Platt, USN (Ret.), age 65, became a director of the Company in 1991 and in July 1992 became the President of DRS Precision Echo, Inc., a wholly-owned subsidiary of the Company ("Precision Echo"). In May 1994, he became a Vice President of the Company and also served as the President of the Company's Data Systems Group, of which Precision Echo is a part. He currently is the President and Chief Executive Officer of WESMAR (Western Marine Electronics Company), a Washington State based company. Rear Admiral Platt held various high level positions as a military officer in the Department of the Navy, retiring as Competition Advocate General of the Navy in 1987. He also serves as a director of Harding Lawson Associates.


      WILLIAM F. HEITMANN--
      Vice President and Treasurer, Bell Atlantic Corp.

            William F. Heitmann, age 50, became a director of the Company in February 1997. Mr. Heitmann has been employed by Bell Atlantic Corp. and its predecessors since 1971, and has been a Vice President since 1996 and Treasurer since June 1999. Mr. Heitmann was involved in the merger integration activities of NYNEX and Bell Atlantic. Previously, he was President and Chief Investment Officer of NYNEX Asset Management Co. Prior to that, he was Corporate Director of Finance and President of NYNEX Credit Co. Mr. Heitmann also serves as a director of Bell Atlantic Asset Management Co. and is Chairman of Bell Atlantic Credit Corp. and Exchange Indemnity Corp. He is a member of the Real Estate Advisory Board of the New York Common Fund.


      ERIC J. ROSEN--
      Managing Director, Onex Investment Corp.

            Mr. Rosen, age 38, is a Managing Director of Onex Investment Corp. and has been with Onex Investment Corp. since 1989. Previously, he worked at Kidder, Peabody & Co. in both the Mergers and Acquisitions and Merchant Banking Groups. Mr. Rosen also serves as a director of Caterair International, Dura Automotive Systems, Tower Automotive, Inc., Ripplewood Holdings, Phoenix Pictures and Worldbridge Broadband Services. Mr. Rosen and Mark S. Newman, the Chairman of the Board, President and Chief Executive Officer of the Company, are first cousins.


      C. SHELTON JAMES--
      President, Fundamental Management Corporation

            C. Shelton James, age 59, became a director of the Company in February 1999. Mr. James currently serves as President of Fundamental Management Corporation, an investment management company. Mr. James is also Chairman of the Board of Elcotel, Inc., a public communications company and serves as a director of Concurrent Computer Systems, Inc., SK Technologies, CSPI, Inc., Cyberguard Corporation and Technisource, Inc.

      THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ELECTION OF THE NOMINEES.

                 PROPOSAL TO RATIFY APPOINTMENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS

     The Board of Directors of the Company has appointed KPMG LLP as independent public accountants of the Company for the fiscal year ending March 31, 2000. The Company has been advised by KPMG LLP that neither that firm nor any of its associates has any relationship with the Company or its subsidiaries other than the usual relationship that exists between independent certified public accountants and clients.

     The Board of Directors of the Company is submitting the selection of KPMG LLP for ratification by the stockholders at the Meeting. If a majority of the shares of the Common Stock of the Company represented in person or by proxy at the Meeting is not voted for ratification (which is not expected), the Board of Directors of the Company will reconsider its appointment of KPMG LLP as independent certified public accountants for the fiscal year ending March 31, 2000.

      KPMG LLP will have a representative at the Meeting who will have an opportunity to make a statement, if he or she so desires, and who will be available to respond to appropriate questions.

              THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE TO RATIFY THE APPOINTMENT OF THE INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS.


SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table shows as of May 23, 1999, the number of shares of Common Stock beneficially owned by each director and nominee, each executive officer and by all directors, nominees and executive officers of the Company as a group.



                                                                            Common Stock(a)
                                                                --------------------------------------
                                                                                              Percent
                                                                        Shares                of Class
                                                                ----------------------        --------
       Mark S. Newman ........................................    290,258(b)(c)(d)(e)            3.1
       Ira Albom .............................................     19,500(c)                     0.2
       Donald C. Fraser ......................................      7,500(c)                     0.1
       William F. Heitmann ...................................      8,500(c)                     0.1
       Steven S. Honigman ....................................         --                        --
       C. Shelton James ......................................      3,100                        --
       Mark N. Kaplan ........................................      7,500(c)                     0.1
       Stuart F. Platt .......................................     50,650(c)                     0.5
       Eric J. Rosen .........................................         --                        --
       Paul G. Casner, Jr. ...................................     42,230(c)(e)                  0.5
       Nina Laserson Dunn ....................................     32,142(c)(e)                  0.3
       Nancy R. Pitek(f) .....................................      2,000(c)(e)                  --
       Richard Ross ..........................................     46,623(c)(e)                  0.5
       All directors, nominees and executive
        officers as a group (13 persons) .....................    510,003(b)(c)(d)(e)            5.3

----------

(a) As of May 23, 1999, the Company had outstanding 9,231,669 shares of Common Stock (excluding 385,164 shares held in the treasury). Unless otherwise noted, each beneficial owner had sole voting power and investment power over the shares of Common Stock indicated opposite such beneficial owner's name.

(b) Includes 8,065 shares of Common Stock held by the trustee of the Company's Retirement/Savings Plan. Mr. M. Newman shares the power to direct the voting of such shares with members of the administrative committee of such plan. Mr. M. Newman disclaims beneficial ownership as to and of such shares.

(c) Includes shares of Common Stock that might be purchased upon exercise of options that were exercisable on May 23, 1999 or within 60 days thereafter, as follows: Mr. M. Newman, 175,000 shares; Mr. I. Albom, 7,500 shares; Dr. D. Fraser, 7,500 shares; Mr. W. Heitmann, 7,500 shares; Mr. C.
      S. James, 3,100 shares; Mr. M. Kaplan, 7,500 shares; Mr. S. Platt, 40,000 shares; Ms. N. Dunn, 30,000 shares; Mr. R. Ross, 40,000 shares; and all directors, nominees and executive officers as a group, 318,100 shares.

(d) Includes 4,800 shares of Common Stock held by Mr. M. Newman as custodian for his daughter, over which Mr. M. Newman has sole voting and investment power.

(e) Includes restricted shares of Common Stock awarded to the following officers: Mr. M. Newman, 16,151 shares; Mr. P. Casner, Jr., 6,230 shares; Ms. N. Dunn, 2,142 shares; and Mr. R. Ross, 5,623 shares. The shares are restricted for a period of three years from the effective grant date, during which time they may not be sold or transferred. In the event an officer leaves the employ of the Company before the restrictions lapse, all rights to the shares may be forfeited. The officers disclaim beneficial ownership as to and of such shares.

(f)   Ms. N. Pitek's employment with the Company terminated on April 14, 1999.


      The following table sets forth certain information, as of May 23, 1999, with respect to each person, other than directors, nominees and executive officers of the Company, which has advised the Company that it may be deemed to be the beneficial owner (within the meaning of Rule 13d-3 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended) of more than five percent of a class of voting securities of the Company. Such information has been derived from statements on Schedule 13D or 13G filed with the Securities and Exchange Commission by the person(s) listed below.

                                                  AMOUNT AND
                                                  NATURE OF
             NAME AND ADDRESS                     BENEFICIAL           PERCENT
            OF BENEFICIAL OWNER                   OWNERSHIP            OF CLASS
            -------------------                  ------------         ----------

First Pacific Advisors, Inc. ................    1,565,575(a)           16.1
 11400 West Olympic Blvd., Suite 1200
 Los Angeles, CA 90064

Palisade Capital Management, L.L.C. .........      813,251(b)            8.7
 One Bridge Plaza, Suite 695,
 Fort Lee, NJ 07024

Forest Investment Management LLC ............      622,260(c)            6.7
 53 Forest Avenue, Greenwich, CT 06870

Michael N. Taglich ..........................      529,850(d)            5.7
 Taglich Brothers, D'Amadeo, Wagner, &
 Company, Incorporated
 100 Wall Street, New York, NY 10005

----------

(a) Includes 508,475 shares of Common Stock from the assumed conversion of $4,500,000 principal amount of the Company's 9% Senior Subordinated Convertible Debentures due 2003 and 1,057,100 shares of Common Stock beneficially owned by First Pacific Advisors, Inc. ("First Pacific") through management of FPA Capital Fund, Inc. ("Capital Fund") and other investment companies and institutional accounts to which First Pacific serves as investment advisor. The Company has been advised that First Pacific has shared voting power with respect to 300,000 shares and shared dispositive power with respect to 1,565,575 shares and Capital Fund has sole voting power and shared dispositive power with respect to 510,000 shares.

(b) Includes 71,751 shares of Common Stock from the assumed conversion of $635,000 principal amount of the Company's 9% Senior Subordinated Convertible Debentures due 2003. The Company has been advised that Palisade Capital Management, L.L.C., acting as investment advisor to (i) DaimlerChrysler Corp. Retirement Plan, (ii) IBM Corp. Retirement Plan,
      (iii) GE Pension Trust Equity Account and (iv) Bell Atlantic Master Pension Trust, has sole voting power and dispositive power with respect to the shares.

(c) Represents 622,260 shares of Common Stock held by (i) Forest Investment Management LLC ("Forest"), (ii) Founders Financial Group, L.P. ("Founders"), in its capacity as the owner of a controlling interest in Forest, (iii) Michael A. Boyd, Inc. ("MAB, Inc."), in its capacity as the general partner of Founders, and (iv) Michael A. Boyd ("Mr. Boyd"), in his capacity as the sole director and shareholder of MAB, Inc. The Company has been advised that Mr. Boyd has sole voting and dispositive power with respect to the shares.

(d) Consists of 312,450 shares of Common Stock held by Lancer Partners, Inc. ("Lancer Partners"), 11,500 shares of Common Stock held by Antrade, N.V. ("Antrade"), 15,200 shares of Common Stock held by Album N.V. ("Album"), 11,600 shares of Common Stock held by Ralco Investments Group ("Ralco"), 156,850 shares of Common Stock held by Lancer Offshore, Inc. ("Lancer Offshore") and 22,250 shares of Common Stock held by Michael Lauer. The Company has been advised that Michael Lauer has sole voting power and sole dispositive power with respect to 22,250 shares. Michael N. Taglich and Michael Lauer serve as general partners of Lancer Partners and managing partners of Lancer Offshore. The Company has been advised that Messrs. Taglich and Lauer also share voting and dispositive authority over the shares held by Album, Antrade and Ralco, resulting in shared voting and shared dispositive power with respect to a total of 507,600 shares.


COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

      Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than 10% of the outstanding shares of the Company's Common Stock, to file initial reports of beneficial ownership and reports of changes in beneficial ownership of shares of Common Stock with the Securities and Exchange Commission (the "Commission") and each securities exchange on which the Company's Common Stock is traded. Such persons are required by Commission regulations to furnish the Company with copies of all
Section 16(a) forms they file.

      Based solely upon a review of Forms 3 and 4 and amendments thereto furnished to the Company during the fiscal year ended March 31, 1999 ("fiscal 1999") and upon a review of Forms 5 and amendments thereto furnished to the Company with respect to fiscal 1999, or upon written representations received by the Company from certain reporting persons that no Forms 5 were required for those persons, the Company believes that no director, executive officer or holder of more than 10% of the outstanding shares of Common Stock failed to file on a timely basis the reports required by Section 16(a) of the Exchange Act during, or with respect to, fiscal 1999, except the following: (i) Messrs. Steven S. Honigman, Eric J. Rosen and C. Shelton James, directors of the Company, who inadvertently failed to file a Form 3 on a timely basis with respect to their election as directors of the Company; (ii) Messrs. Ira Albom, Donald C. Fraser, Mark N. Kaplan and Stuart F. Platt, directors of the Company, who inadvertently failed to file a Form 5 on a timely basis with respect to stock options granted pursuant to the provisions of the 1996 Omnibus Plan; (iii) Mr. Richard A. Schneider, an officer of the Company, who inadvertently failed to file on a timely basis a Form 3 upon his appointment as an officer of the Company; (iv) Mr. Mark S. Newman and Ms. Nina Laserson Dunn, officers of the Company, who inadvertently failed to file on a timely basis a Form 5 in connection with stock and stock options granted; (v) Mr. Paul G. Casner, Ms. Nancy R. Pitek and Mr. Richard Ross, officers of the Company, who inadvertently failed to file on a timely basis (a) a Form 5 in connection with stock and stock options granted to them in fiscal 1999 and (b), a Form 4 in connection with stock options exercised by each of them in July 1998; (vi) William F. Heitmann, a director of the Company, who inadvertently failed to file on a timely basis
(a) a Form 4 in connection with an open market purchase of stock and (b) a Form 5 with respect to stock options granted pursuant to the provisions of the 1996 Omnibus Plan, and (vii) First Pacific Advisors, Inc., a beneficial owner, which inadvertently failed to file in a timely basis a Form 5 with respect to its ownership interests in DRS. The grant transactions referenced above were exempt transactions as defined under Rule 16(b)-3 and, as such, were not reportable on Form 4 during fiscal 1999.


THE BOARD OF DIRECTORS AND CERTAIN COMMITTEES

      The Board of Directors has appointed from its members an Audit Committee, an Executive Compensation Committee and a Stock Option Committee with the following areas of responsibility:

            The Audit Committee oversees and reports to the Board concerning the general policies and practices of the Company and its subsidiaries with respect to accounting, financial reporting and internal controls. It also maintains a direct exchange of information between the Board and the Company's independent auditors. Until August 5, 1998, the Audit Committee consisted of Theodore Cohn, William F. Heitmann, Mark N. Kaplan and Jack Rachleff. At a meeting of the Board on August 5, 1998, the composition of the Audit Committee was changed to include William F. Heitmann, Mark N. Kaplan, Steven S. Honigman and Stuart Platt. The Audit Committee held four meetings during fiscal 1999.

            The function of the Executive Compensation Committee (the "Compensation Committee") is to establish the compensation of the Chief Executive Officer and the other executive officers of the Company. Until August 5, 1998, the Compensation Committee consisted of Theodore Cohn, Donald C. Fraser, Mark N. Kaplan and Jack Rachleff. At a meeting of the Board on August 5, 1998, the composition of the Compensation Committee was changed to include Mark N. Kaplan, Ira Albom, Donald C. Fraser and Eric J. Rosen. The Compensation Committee held three meetings during fiscal 1999.

            The function of the Stock Option Committee is to administer the Company's 1991 Stock Option Plan and the 1996 Omnibus Plan. In compliance with Rule 16b-3 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended, no person appointed to the Stock Option Committee, for at least one year prior to such appointment or during such appointment, will be granted or awarded equity securities of the Company or any of its affiliates pursuant to certain plans of the Company or its affiliates, except as permitted by Rule 16b-3. Until August 5, 1998, the Stock Option Committee consisted of Ira Albom, Donald C. Fraser and Jack Rachleff. At a meeting of the Board on August 5, 1998, the composition of the Stock Option Committee was changed to include Ira Albom, Donald C. Fraser, Mark N. Kaplan and Eric J. Rosen. The Stock Option Committee met one time during fiscal 1999.

            The Board held seven meetings during fiscal 1999. In the same period, no director of the Company attended fewer than 75% of the meetings of the Board or meetings of the committees on which the director served during the period of his service as a director.


COMPENSATION OF DIRECTORS

      Directors who are employees of the Company or its subsidiaries do not receive directors' fees. During fiscal 1999, each director who was not an employee of the Company or one of its subsidiaries received a retainer of $15,000 for his services, plus a fee of $2,500 for each meeting of the Board attended. Such directors who also served on committees of the Board received an additional $1,250 for services rendered in connection with committee meetings attended that were not held on the same day as meetings of the full Board.

      On February 7, 1996, the Stock Option Committee adopted and the Board ratified resolutions that instituted an arrangement under the Company's 1991 Stock Option Plan by which each director who was not or has never been an employee of the Company or one of its subsidiaries (a "Non-Employee Director") as of such date would be (a) immediately granted a Non-Qualified Stock Option to purchase 5,000 shares of Common Stock of the Company and (b) on the date of each annual meeting, commencing with the annual meeting following the annual meeting at which these resolutions were approved, granted a Non-Qualified Stock Option to purchase 2,500 shares of Common Stock. These resolutions were approved by the stockholders of the Company on August 7, 1996. The Company's 1996 Omnibus Plan (the "Plan") was approved by the Board on June 17, 1996 and approved by the stockholders of the Company on August 7, 1996. The Non-Employee Directors described above are also eligible under the Plan to receive grants of options to purchase 2,500 shares of Common Stock on the dates described above. However, provisions in each of the resolutions and the Plan state that a Non-Employee Director may not be granted options to purchase more than 2,500 shares of Common Stock under the Plan or any other stock option plan of the Company during any tax year of the Company, thus avoiding any potential for overlap.


CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      The Company currently is occupying and leasing a building at 138 Bauer Drive (the "LDR Building") owned by LDR Realty Co. ("LDR"), a partnership that was wholly owned, in equal amounts, by David E. Gross, a co-founder and the former President and Chief Technical Officer of the Company, and Leonard Newman, a co-founder and the former Chairman of the Board, Chief Executive Officer and Secretary of the Company and the father of Mark S. Newman, the current Chairman of the Board, President and Chief Executive Officer of the Company. The renegotiated lease agreement at a monthly rental of $19,439 expires on June 30, 2002. The Company is required to pay all real estate taxes and is responsible for all repairs and maintenance, structural and otherwise, subject to no cumulative limits. The Company believes that this lease was consummated on terms no less favorable than those that could have been obtained by the Company from an unrelated third party in a transaction negotiated on an arm's-length basis. Mr. L. Newman died on November 24,1998. Ruth Newman, the mother of Mark S. Newman, succeeded to Mr. L. Newman's interest in LDR Realty Co.

      Skadden, Arps, Slate, Meagher & Flom LLP, a law firm to which Mark N. Kaplan, a director, is of counsel, provided legal services to the Company during its 1999 fiscal year.

      During fiscal 1999, but prior to the date he became a director, the Company paid Steven S. Honigman to provide consultation to the Company concerning company policies and international business. During fiscal 1999, total remuneration paid to Mr. Honigman under this arrangement approximated $5,466.

      Thelen Reid & Priest LLP, a law firm of which Mr. Honigman is a partner, provided legal services to the Company during its 1999 fiscal year.

      In July 1993, the Company and Donald C. Fraser, a director, entered into a consulting agreement pursuant to which Dr. Fraser will provide consultation to the Company concerning defense technologies. Under the terms of the consulting agreement, as amended, consulting services are to be provided to the Company on an as-requested basis, for a fee of $1,500 per day plus approved travel and miscellaneous expenses. During fiscal 1999, total remuneration paid to Dr. Fraser under this agreement approximated $2,082.

      In October 1993, the Company issued a Demand Grid Note (the "Grid Note") in the principal amount of $100,000 to Paul G. Casner, Jr., Executive Vice President, Operations of the Company. Interest on the Grid Note was computed at the applicable federal rate necessary under the Internal Revenue Code of 1986, as amended, to avoid an imputed rate of interest. As of January 1997, all balances and accrued interest on the Grid Note had been forgiven. See "Executive Compensation."

      In May 1995, the Company became a party to a loan with Mark S. Newman, the Chairman of the Board, President and Chief Executive Officer of the Company, to provide an amount equal to the exercise price of incentive stock options that had been granted to him under the Company's 1981 Incentive Stock Option Plan. The loan is evidenced by a promissory note in the principal amount of $104,500 and currently bears interest at the applicable federal rate necessary under the Internal Revenue Code of 1986, as amended, to avoid an imputed rate of interest. One-half of the outstanding principal and accrued interest will be forgiven during fiscal 2000. The balance of the outstanding principal and accrued interest will be forgiven during fiscal 2001.

      On March 28, 1996, the Company entered into an Employment, Non-Competition and Termination Agreement (the "Newman Agreement") with Leonard Newman, the co-founder and former Chairman of the Board and Chief Executive Officer of the Company and the father of Mark S. Newman, the current Chairman of the Board, President and Chief Executive Officer of the Company. Pursuant to the Newman Agreement, Mr. L. Newman received a lump sum payment of approximately $2.0 million. Under the terms of the Newman Agreement, in consideration for payment of $6,000 per annum, Mr. L. Newman agreed to provide consulting services, as required from time to time, to the Company for a five-year period terminating on March 30, 2001 and also agreed not to compete with the Company during this same period. The Newman Agreement also provided that upon Mr. L. Newman's death, his estate would be entitled to receive such payments until the termination date. Due to Mr. L. Newman's death in November 1998, the Company temporarily discontinued such payments pending instructions from his estate. In addition, upon his death, the Company received $1,528,494, which represents the net death benefits from various life insurance policies with respect to Mr. L. Newman.

      During fiscal 1999, the Company paid Ira Albom, a director of the Company, to provide consulting services to the Company regarding strategic planning. Such consulting services were provided to the Company on an as-requested basis, for a fee of $1,000 per day plus approved travel and miscellaneous expenses. Total remuneration paid to Mr. Albom under this arrangement approximated $2,250.

      On June 4, 1999, the Company became a party to a loan with Mr. P. Casner, Jr. The loan is evidenced by a promissory note in the principal amount of $100,000 and bears interest at the annual rate of 6.375%. The loan is payable on September 4, 1999 with monthly payments of interest until the loan is repaid. The loan can be extended for an additional three months at the discretion of the Company upon receipt of a written request for such extension. The loan is secured by a second mortgage on real property owned by Mr. Casner and his wife located in Cliffside Park, New Jersey.

                             EXECUTIVE COMPENSATION

      The following table sets forth information concerning the annual and long-term compensation for services in all capacities to the Company for the fiscal years ended March 31, 1999, 1998 and 1997, of those persons who were, at March 31, 1999, (i) the chief executive officer and (ii) the four most highly compensated executive officers of the Company other than the chief executive officer (the "Named Officers").


                                             SUMMARY COMPENSATION TABLE

                                             ANNUAL COMPENSATION(a)          LONG-TERM COMPENSATION
                                             ----------------------          ----------------------
                                                                             RESTRICTED
                                                                                STOCK                          ALL OTHER
                                                                             AWARD(S) ($)                   COMPENSATION ($)
NAME AND PRINCIPAL POSITION         FISCAL YEAR   SALARY ($)     BONUS ($)       (b)       OPTIONS (#)         (c)(d)(e)
---------------------------         -----------   ----------     ---------   ------------  -----------      ----------------

Mark S. Newman .................        1999        499,336       248,480       37,120      450,000(f)           35,568
 Chairman of the Board,                 1998        365,512       228,480       57,120       20,000(g)           30,782
 President & Chief                      1997        342,739       192,000       48,000       50,000(h)           30,699
 Executive Officer

Nina Laserson Dunn(i) ..........        1999        259,423        69,280       15,720       30,000(j)           16,676
 Executive Vice President,              1998        191,875       118,880       29,720       50,000(k)           10,465
 General Counsel & Secretary

Paul G. Casner, Jr. ............        1999        245,116       103,060       21,940       30,000(j)           19,421
 Vice President &                       1998        225,865       105,120       26,280       10,000(g)           15,424
 President--Electronic                  1997        209,139        56,000       14,000       10,000(l)           39,621(m)
 Systems Group

Nancy R. Pitek(n) ..............        1999        180,479             0            0       12,500(j)           10,141
 Vice President, Finance &              1998        156,290        68,080       17,020        7,500(g)            8,894
 Treasurer                              1997        134,127        60,000       15,000        5,000(l)            8,476

Richard Ross ...................        1999        241,441        56,000       14,000       15,000(j)           13,346
 Vice President &                       1998        210,000        72,800       18,200       10,000(g)           14,985
 President--Electro-Optical             1997        211,808        63,200       15,800       10,000(l)           12,723
 Systems Group

----------

(a) The dollar value of perquisites and other personal benefits provided for the benefit of the Named Officers during the fiscal years ended March 31, 1999, 1998 and 1997, respectively, did not exceed the lesser of either $50,000 or 10% of the total annual salary and bonus reported for the Named Officers in those periods. There were no other amounts of compensation required to be reported as "Other Annual Compensation" by Item 402 of Regulation S-K of the Securities and Exchange Commission earned by the Named Officers.

(b) During the fiscal years ending March 31, 1999, 1998 and 1997, a portion of the total bonus awarded to the Named Officers was payable in shares of restricted stock of the Company. The shares are restricted for a period of three years and may not be sold or transferred until the end of such period. In the event a Named Officer leaves the employ of the Company before the restrictions lapse, all rights to the shares may be forfeited.

(c) Includes the amounts of employer contributions which vested pursuant to the Company's Retirement/Savings Plan (see "Retirement/Savings Plan") in the fiscal years ended March 31, 1999, 1998 and 1997, respectively, in the accounts of the Named Officers, as follows: Mr. M. Newman, $5.151, $4,442 and $4,920; Ms. N. Dunn, $4,857 and $1,295; Mr. P. Casner, Jr., $5,037,
      $5,188 and $3,820; Mr. R. Ross, $4,914, $5,703 and $3,890; and Ms. N.
      Pitek, $4,184, $2,966 and $2,536.

(d) Includes the fixed annual amounts, computed on a fiscal year basis, provided by the Company for the benefit of the Named Officers, to reimburse such officers for the amounts of medical and hospital expenses actually incurred by them which are not covered or paid to them under the Company's group medical and hospitalization plans during the fiscal years ended March 31, 1999, 1998 and 1997, respectively, as follows: Mr. M. Newman, $10,000, $10,000 and $10,000; Ms. N. Dunn, $7,500 and $7,500; Mr.
      P. Casner, Jr., $5,625, $5,000 and $5,000; Mr. R. Ross, $5,000, $5,000 and
      $5,000; and Ms. N. Pitek, $5,000, $5,000 and $5,000.

(e) The Company pays the cost of policies of life insurance and long-term disability insurance, in excess of the amounts furnished under the group coverage provided to all employees, for the benefit of the Named Officers. In addition, the Company pays premiums on policies maintained in connection with its Supplemental Executive Retirement Plan (see "Supplemental Executive Retirement Plan"). Under certain of the life insurance policies, the Company is a beneficiary to the extent of the premiums paid. The total amounts of the premiums paid by the Company or the economic benefit to the Named Officers for such insurance policies during the fiscal years ended March 31, 1999, 1998 and 1997, respectively, were as follows: Mr. M. Newman, $20,417, $16,340 and $15,779; Ms. N. Dunn, $4,319 and $1,670; Mr. P. Casner, Jr., $8,759, $5,236 and $4,685; Mr. R.
      Ross, $3,432, $4,282 and $3,833; and Ms. N. Pitek, $957, $928 and $940.

(f) Represents non-qualified stock options to purchase 90,000 and 110,000 shares of Common Stock issued to Mr. M. Newman under the Company's 1996 Omnibus Plan. Those options, with a grant date of February 11, 1999, become exercisable on the first four anniversaries of the date of grant at 25% per year. Also represents options to purchase 70,000 and 180,000 shares of Common Stock issued to Mr. M. Newman by the Board of Directors as other performance related compensation. Those options, with a grant date of October 26, 1998, become exercisable on the first four anniversaries of the date of grant at 25% per year.

(g) Represents incentive stock options to purchase shares of Common Stock issued to the Named Officers under the Company's 1996 Omnibus Plan. Such options, granted on May 20, 1997, become exercisable three years from the date of grant.

(h) Represents non-qualified stock options to purchase shares of Common Stock issued to Mr. M. Newman under the Company's 1996 Omnibus Plan. Such options, granted on November 26, 1996, become exercisable cumulatively at 25% per year on each of the first four anniversaries of the date of grant.

(i)   Ms. N. Dunn was hired by the Company effective July 1, 1997.

(j) Represents incentive stock options to purchase shares of Common Stock issued to the Named Officers under the Company's 1996 Omnibus Plan. Such options, granted on October 26, 1998, become exercisable three years from the date of grant.

(k) Represents non-qualified and incentive stock options to purchase 20,000 and 30,000 shares, respectively, of Common Stock issued to Ms. N. Dunn under the Company's 1996 Omnibus Plan. Such options, granted on April 30, 1997, were exercisable as to 20% upon the date of grant and become exercisable cumulatively at 20% per year on each of the first four anniversaries of the date of grant.

(l) Represents total incentive and non-qualified stock options to purchase shares of Common Stock issued to the Named Officers under the Company's 1996 Omnibus Plan. Such options, granted on November 26, 1996, become exercisable three years from the date of grant.

(m)   Includes forgiveness of principal and interest owed pursuant to the Grid
      Note in an amount equal to $26,125 during the fiscal year ended March 31, 1997. See "Certain Relationships and Related Transactions."

(n)   Ms. N. Pitek's employment with the Company terminated on April 14, 1999.


TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL AGREEMENTS

      In April 1994, the Company entered into an agreement with Richard Ross which provided for a severance benefit in the event of (i) termination of his employment other than for cause, (ii) diminution in compensation and/or responsibilities and (iii) the change in ownership of the Company or DRS Photronics, Inc., a wholly-owned subsidiary of the Company. The severance benefit is equal to 30 months of Mr. Ross' then current salary plus reimbursement of outplacement expenses up to a maximum of $15,000.

      In November 1996, the Company entered into an agreement with Mark S. Newman (the "Employment Agreement"), which provides for severance benefits in the event of (i) termination of his employment by the Company other than for cause, (ii) termination of the Employment Agreement by Mr. Newman for good reason, as defined therein, or (iii) a change in control of the Company. Severance benefits in the event of termination include continuation of salary and certain benefits for the remaining term of the Employment Agreement or twelve (12) months, whichever is greater, plus payment of a pro rata portion of the bonus earned for the previous fiscal year. In the event of a change in control, the severance benefit would be equal to 2.99 times Mr. Newman's base salary plus the bonus earned in the previous fiscal year. In either case, the Company also would be required to provide outplacement assistance to Mr. Newman. In addition, all stock options granted to Mr. Newman would immediately vest and would become exercisable during the twelve (12) month period following termination.

      In April 1997, the Company entered into an agreement with Nina Laserson Dunn (the "Dunn Employment Agreement"), which provides for severance benefits in the event of (i) termination of her employment by the Company other than for cause, (ii) termination of the Dunn Employment Agreement by Ms. Dunn for good reason, as defined therein, or (iii) a change in control of the Company. Severance benefits in the event of termination include continuation of salary and certain benefits for the remaining term of the Dunn Employment Agreement or twenty-four (24) months, whichever is greater, plus payment of a pro rata portion of the current year's bonus, which could have been paid for the year of termination. In the event of a change in control, the severance benefit would be equal to 2.99 times Ms. Dunn's base salary plus the bonus earned in the previous fiscal year. In either case, the Company also would be required to provide outplacement assistance to Ms. Dunn. In addition, all stock options granted to Ms. Dunn would immediately vest and would become exercisable during the twelve
(12) month period following termination.

      In February 1999, the Company entered into an agreement with Richard A. Schneider (the "Schneider Employment Agreement"), which provides for severance benefits in the event of (i) termination of his employment by the Company other than for cause, (ii) termination of the Schneider Employment Agreement by Mr. Schneider for good reason, as defined therein, or (iii) a change in control of the Company. Severance benefits in the event of termination include continuation of salary and certain benefits for twelve (12) months, plus payment of a pro rata portion of the current year's bonus, which could have been paid for the year of termination. In the event of a change in control, the severance benefit would be equal to 2.0 times Mr. Schneider's base salary plus the bonus earned in the previous fiscal year. In either case, the Company would also be required to provide outplacement assistance to Mr. Schneider. In addition, all stock options granted to Mr. Schneider would immediately vest and would become exercisable during the twelve (12) month period following termination.


RETIREMENT/SAVINGS PLAN

      The Summary Compensation Table above includes amounts deferred by the Named Officers pursuant to the Company's Retirement/Savings Plan under Section 401(k) of the Internal Revenue Code of 1986. The value of a participant's contributions to the Retirement/Savings Plan is fully vested at all times; the value of employer contributions becomes 50% vested after the employee has completed three years of service, 75% vested after completion of four years of service, and 100% vested after completion of five years of service.


SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

      On February 1, 1996, the Company established a Supplemental Executive Retirement Plan (the "SERP") for the benefit of certain key executives, which include the Chief Executive Officer and the four most highly compensated executive officers of the Company. Pursuant to the SERP, the Company will provide retirement benefits to each key executive, based on years of service and final average annual compensation, as defined therein. In addition, the Company advances premiums for life insurance policies, which provide a death benefit equal to five times the participants' salary at time of death. In the event of a change in control, as defined therein, benefits become fully vested. The SERP is non-contributory and unfunded.


MEDICAL REIMBURSEMENT PLAN

      At the beginning of each calendar year, the Company accrues fixed annual amounts for the benefit of certain officers to be paid as needed to reimburse such officers for the amounts of medical and hospital expenses actually incurred by such officers which are not covered under the Company's group medical and hospitalization plans. The amount accrued for the benefit of each such officer is included in such officer's compensation for tax purposes regardless of whether such accrued amount is actually paid to him or her. The excess of the amount accrued over the amounts paid is used to offset the administrative expenses payable by the Company to the medical insurance carrier.

STOCK OPTIONS

      The following table contains information concerning the grant of stock options to the Named Officers during the Company's last fiscal year.


                                             OPTION GRANTS IN LAST FISCAL YEAR


                                                                                                   POTENTIAL REALIZABLE VALUE
                                                                                                     AT ASSUMED ANNUAL RATES
                                                                                                   OF STOCK PRICE APPRECIATION
                                                    INDIVIDUAL GRANTS                                  FOR OPTION TERM ($)
                               ---------------------------------------------------------     -------------------------------------

                                NUMBER OF       % OF TOTAL
                               SECURITIES         OPTIONS
                               UNDERLYING       GRANTED TO       EXERCISE
                                 OPTIONS       EMPLOYEES IN        PRICE     EXPIRATION
          NAME                 GRANTED (#)      FISCAL 1999       ($/Sh)        DATE             0%         5% (a)       10% (a)
--------------------------    -------------   --------------    ----------  ------------     ----------   ----------   -----------

Mark S. Newman ...........       90,000(b)         10.07%         $ 7.75       10/25/08       $ 22,500     $475,304     $1,169,995
                                110,000(b)         12.31%         $ 9.00       10/25/08      ($110,000)    $443,427     $1,292,493
                                 70,000(c)          7.83%         $ 9.00       10/25/08      ($ 70,000)    $282,181     $  822,496
                                180,000(d)         20.14%         $11.00       10/25/08      ($540,000)    $365,608     $1,754,989

Paul G. Casner ...........       30,000(b)          3.36%         $ 7.75       10/25/08        $ 7,500     $158,435     $  389,998

Nina Laserson Dunn .......       30,000(b)          3.36%         $ 7.75       10/25/08        $ 7,500     $158,435     $  389,998

Nancy R. Pitek(e) ........       12,500(b)          1.40%         $ 7.75       10/25/08        $ 3,125     $ 66,014     $  162,499

Richard Ross .............       15,000(b)          1.68%         $ 7.75       10/25/08        $ 3,750     $ 79,217     $  194,999

----------

(a) The amounts shown under these columns are the result of calculations at the 5% and 10% rates required by the Securities and Exchange Commission and are not intended to forecast future appreciation of the Company's stock price.

(b) The options granted were for shares of the Company's Common Stock under the Company's 1996 Omnibus Plan at an exercise price below the fair market value of the Company's Common Stock on the date of grant. The options become exercisable on the first four anniversaries of the date of grant at 25% per year. The grant date of the options is February 11, 1999.

(c) The options granted were for shares of the Company's Common Stock at an exercise price below the fair market value of the Company's Common Stock on the date of grant. The options were granted by the Board of Directors and become exercisable over the first four anniversaries at 25% per year. The grant date of the option is October 26, 1998.

(d) The options granted were for shares of the Company's Common Stock at an exercise price above the fair market value of the Company's Common Stock on the date of the grant. The options were granted by the Board of Directors and become exercisable on the first four anniversaries of the date of the grant at 25% per year. The grant date of the options is October 26, 1998.

(e)   Ms. N. Pitek's employment with the Company terminated on April 14, 1999.

OPTION EXERCISES AND FISCAL YEAR-END VALUES

      Shown below is information with respect to the aggregate stock options exercised by the Named Officers during fiscal 1999 as well as the unexercised options to purchase the Company's Common Stock granted through March 31, 1999 to the Named Officers and held by them at that date.



                     AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

                                                                                   NUMBER OF             VALUE OF UNEXERCISED
                                                                            UNEXERCISED OPTIONS AT      IN-THE-MONEY OPTIONS AT
                                                                                 MARCH 31, 1999         MARCH 31, 1999 ($) (A)
                                                                          --------------------------  ---------------------------
                                              SHARES
                                            ACQUIRED ON       VALUE
              NAME                         EXERCISE (#)    REALIZED ($)   EXERCISABLE  UNEXERCISABLE  EXERCISABLE   UNEXERCISABLE
-----------------------------------        ------------    ------------   -----------  -------------  -----------   -------------

Mark S. Newman ...................               --                --       175,000       495,000       $704,500        $ 22,500

Paul G. Casner ...................           30,000          $314,700            --        50,000       $     --        $  7,500

Nina Laserson Dunn ...............               --                --        20,000        60,000       $ 63,920        $103,380

Nancy R. Pitek(b) ................            2,000          $ 16,125            --        25,000       $     --        $  3,125

Richard Ross .....................            1,000          $  7,000        40,000        45,000       $ 10,000        $  6,250

----------

(a) Based on the difference between the exercise price of each grant and the closing price on the American Stock Exchange-Composite Transactions of the Company's Common Stock on that date, which was $8.00.

(b)   Ms. N. Pitek's employment with the Company terminated on April 14, 1999.


COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      Until August 5, 1998, the Compensation Committee consisted of Theodore Cohn, Donald C. Fraser, Mark N. Kaplan and Jack Rachleff. At a meeting of the Board on August 5, 1998, the composition of the Compensation Committee was changed to include Mark N. Kaplan, Ira Albom, Donald C. Fraser and Eric J. Rosen. Until August 5, 1998 the Stock Option Committee consisted of Ira Albom, Donald C. Fraser and Jack Rachleff. At a meeting of the Board on August 5, 1998, the composition of the Stock Option Committee was changed to include Ira Albom, Donald C. Fraser, Mark N. Kaplan and Eric J. Rosen. Mr. Rosen and Mark S. Newman, the Chairman of the Board, President and Chief Executive Officer of the Company, are first cousins. Skadden, Arps, Slate, Meagher & Flom LLP, a law firm to which Mr. Kaplan is of counsel, provided legal services to the Company during its 1999 fiscal year.


COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

      During fiscal 1999, the Compensation Committee established the compensation of the Chief Executive Officer of the Company. The bonus awards of the Named Officers in respect of the 1999 fiscal year were determined at a meeting of the Compensation Committee as constituted on May 12, 1999. See "The Board of Directors and Certain Committees." In determining the individual elements of compensation, the Compensation Committee strives to enable the Company to attract and retain key executives critical to the long-term success of the Company and each of its subsidiaries, provide compensation opportunities which are comparable to those offered by similar companies, reward long-term strategic management and the enhancement of stockholder value and create a performance-oriented environment.

      In order to meet the foregoing objectives, the Compensation Committee has attempted to design and choose components of compensation. The Compensation Committee consulted with Compensation Resources, Inc. and Lyons, Benenson and Company, Inc. to assist in this process and provide competitive information, advice, documentation and recommendations relating to compensation issues. Compensation packages consist of cash, certain benefits and equity-based compensation. The Company's compensation provides for competitive base salaries which reflect individual performance and level of responsibility and are based on compensation paid by companies of relatively similar size in the same industry as that of the Company. Annual bonuses, when given, are linked to the financial performance of the Company and its subsidiaries as a whole, job performance and the meeting of specified goals. Also included are plans that reward the enhancement of long-term values to the Company's stockholders. The other components of the Company's compensation focus on both short-term and long-term performance, rewarding profitability and growth in stockholder value and delivering competitive levels of compensation.

      The compensation of the Chief Executive Officer was based on the policies described above. The Chief Executive Officer's compensation for the fiscal year ending March 31, 1999 was based on a comparison of compensation provided to chief executive officers and other members of senior management of companies of relatively similar size within the same industry as that of the Company. The bonus award for fiscal 1999 was computed on the basis of a formula that applied a weighted performance factor to a target award established for the Chief Executive Officer's salary level. The weighted performance factor was derived as a result of the Chief Executive Officer's achievement of certain Company and individual performance targets including, but not limited to, the achievement of a certain level of consolidated earnings before extraordinary items, interest and income taxes for fiscal 1999.

      For fiscal 1999, the Chief Executive Officer recommended the compensation, including the bonus awards, for the other Named Officers, based on substantially the same criteria as described above. Bonus awards for the other Named Officers were computed by the Committee on a similar basis as that used for the Chief Executive Officer using specific target awards that had been established for each individual's salary level.

      The Company's 1996 Omnibus Plan is designed to give the Compensation Committee the flexibility to make annual incentive awards that are comparable to those found in the marketplace in which the Company competes for executive talent. The 1996 Omnibus Plan permits the payment of incentive awards that are intended to qualify as deductible, performance-based compensation under Section 162(m) of the Internal Revenue Code. The Board may, at its discretion, grant equity-based compensation awards, subject to certain regulatory restrictions.


      Mark N. Kaplan, Chairman
      Ira Albom
      Donald C. Fraser
      Eric Rosen

PERFORMANCE GRAPH

      Set forth below is a line graph comparing the yearly percentage change in the cumulative total stockholder return on the Company's Common Stock against the total return of the AMEX Market Index and a peer group index consisting of companies comprising the Standard Industrial Classification (SIC) Codes 3812, Search and Navigation Equipment, and 3827, Optical Instruments and Lenses. A listing of the companies included in these SIC Codes is available through publications, such as the Standard Industrial Classification Manual, and computer databases, such as Dialog Information Systems. Prior to the start of the Company's 1997 fiscal year, the Company had two classes of common stock:
Class A Common Stock and Class B Common Stock. At the start of the Company's 1997 fiscal year, the Class A Common Stock and the Class B Common Stock were reclassified into a single class of stock, the Common Stock. The information in the line graph for the cumulative total stockholder return on the Company's Common Stock for fiscal years prior to the 1997 fiscal year represents the weighted average of the cumulative total stockholder returns for both the Class A Common Stock and the Class B Common Stock for those fiscal years.


                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN*

               AMONG DRS TECHNOLOGIES, INC. ("DRS") COMMON STOCK,
                     AMEX MARKET INDEX AND PEER GROUP INDEX

                [GRAPHICAL REPRESENTATION OF PERFORMANCE GRAPH]

                               DRS                 AMEX
                           Common Stock         Market Index          Peer Group
                           ------------         ------------          ----------
        1994                  100.00               100.00               100.00
        1995                  140.95               105.47               113.41
        1996                  210.62               127.51               160.93
        1997                  281.94               128.79               152.42
        1998                  368.18               168.22               222.16
        1999                  212.28               159.20               192.97

----------

* Assumes that the value of the investment in DRS Common Stock and each index was $100 on April 1, 1994 and that dividends, if any, were reinvested.

                            STOCKHOLDERS' PROPOSALS

      Any stockholder who desires to submit a proposal for inclusion in the Company's proxy materials for the 2000 Annual Meeting of Stockholders must comply with the requirements concerning both the eligibility of the proponent and the form and substance of the proposal established by applicable law and regulations. Such proposal must be received by the Company at its offices at 5 Sylvan Way, Parsippany, New Jersey 07054 no later than the close of business on February 28, 2000.

      The Advance Notice Provisions of the By-Laws provide that stockholders are required to give advance notice to the Company of (i) any stockholder-proposed director nomination or (ii) any business to be introduced by a stockholder at any annual meeting. The Advance Notice Provisions provide that any stockholder entitled to vote in the election of directors generally may nominate one or more persons for election as director or directors at an annual meeting only if written notice of such stockholder's intent has been given to the Secretary of the Company not less than 60 days nor more than 90 days prior to the anniversary date of the immediately preceding annual meeting. In the event the annual meeting is called for a date that is not within 30 days before or after such anniversary date, the stockholder's written notice of such intent must be given within 10 days before or after such anniversary date. In the case of a special meeting of stockholders called for the purpose of electing directors, to be timely, a stockholder's notice must be delivered to or mailed and received not later than the close of business on the tenth day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made by the Company, whichever first occurs. The Chairman of the meeting may determine that the nomination of any person was not made in compliance with the Advance Notice Provisions.

      The Advance Notice Provisions further provide that, for business to be properly introduced by a stockholder of the Company where such business is not specified in the notice of meeting or brought by or at the direction of the Board, the stockholder must have given notice not less than 60 nor more than 90 days prior to the anniversary date of the immediately preceding annual meeting of the stockholders. In the event the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by the stockholder must be given 10 days before or after such anniversary date. The Chairman of the Board may, if the facts warrant, determine and declare that any business was not properly brought before such meeting and such business will not be transacted.



                                  OTHER MATTERS

      The Board of Directors is not aware of any business to come before the Meeting other than those matters described above in this Proxy Statement. However, if any other matters should properly come before the Meeting, the proxies confer discretionary authority with respect to acting thereon, and the persons named in such proxies intend to vote, act and consent in accordance with their best judgment with respect thereto.



                              SOLICITATION EXPENSES

      The Company will pay the costs of this solicitation. Proxies will be solicited principally by mail, but some telephone, telegraph or personal solicitations of stockholders may be made by officers and employees of the Company. Officers or employees of the Company who make or assist in such solicitations will receive no compensation for doing so other than their regular salaries, but may be reimbursed for out-of pocket expenses in connection with the solicitation. The Company will request brokers, banks and other custodians or fiduciaries holding shares in their names or in the names of nominees to forward copies of the proxy soliciting materials to the beneficial owners of the shares, and the Company will reimburse them for their reasonable expenses incurred in doing so.

                                     GENERAL

      UPON RECEIPT OF A WRITTEN REQUEST, THE COMPANY WILL FURNISH TO ANY STOCKHOLDER WITHOUT CHARGE A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED MARCH 31, 1999 AND THE EXHIBITS THERETO REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. SUCH WRITTEN REQUEST SHOULD BE DIRECTED TO PATRICIA WILLIAMSON, VICE PRESIDENT, CORPORATE COMMUNICATIONS, DRS TECHNOLOGIES, INC., 5 SYLVAN WAY, PARSIPPANY, NEW JERSEY 07054. THE FORM 10-K IS NOT PART OF THE PROXY SOLICITATION MATERIALS.


                                             By Order of the Board of Directors,


                                             /s/ NINA LASERSON DUNN
                                             -----------------------------------
                                             NINA LASERSON DUNN
                                             Secretary

Dated: June 29, 1999

                             DRS TECHNOLOGIES, INC.

              PROXY SOLICITED IN BEHALF OF THE BOARD OF DIRECTORS
        FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD AUGUST 5, 1999

      The undersigned, revoking all previous proxies, appoints Mark S. Newman and Nina Laserson Dunn, and each of them, acting unanimously if more than one be present, attorneys and proxies of the undersigned, with power of substitution, to represent the undersigned at the annual meeting of stockholders of DRS Technologies, Inc. (the "Company") to be held on August 5, 1999, and at any adjournments thereof, and to vote all shares of Common Stock of the Company which the undersigned is entitled to vote, on all matters coming before said meeting. Such proxies are instructed to vote as directed below with respect to the matters listed hereon and in their discretion on all other matters coming before the meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING PROPOSALS:

1.  To approve the election of all    [ ] FOR all nominees listed below
    director nominees listed below:       (except as marked to the
                                          contrary below)

[ ] WITHHOLD AUTHORITY to
    vote for all nominees
    listed below

(INSTRUCTION: To withhold authority to vote for any of the nominees, strike a line through the nominee's name below.)

Nominees: Mark S. Newman, Donald C. Fraser and Steven S. Honigman
2. To approve the Auditor Ratification.  [ ] FOR   [ ] AGAINST   [ ] ABSTAIN

(continued on reverse side)

                          (continued from reverse side)


This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted "FOR" Items 1 and 2.

                                Date: ____________________________________, 1999


                                ________________________________________________
                                Signature


                                ________________________________________________
                                Signature of joint holder, if any

                                Please sign as your name appears on the
                                left. Executors, administrators, trustees, etc. should give full title as such. If the signer is a corporation, please sign full corporate name by a duly authorized officer.



             PLEASE DATE, SIGN AND RETURN THIS PROXY CARD PROMPTLY
                          USING THE ENCLOSED ENVELOPE.